As filed with the Securities and Exchange Commission on November 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWITCH, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or other jurisdiction of incorporation)

82-1883953

(I.R.S. Employer Identification Number)

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Morton

President and Chief Legal Officer

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael J. Bonner, Esq.

John C. Jeppsen, Esq.

Greenberg Traurig, LLP

10845 Griffith Peak Drive, Suite 600

Las Vegas, Nevada 89135

(702) 792-3773

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	1,404,495	$26.55	$37,289,342.25	$3,456.72

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The maximum price per security and the maximum aggregate offering price are based on the average of the $27.03 (high) and $26.07 (low) sale price of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on November 17, 2021, which date is within five business days prior to filing this Registration Statement.

PROSPECTUS

Switch, Inc.

1,404,495 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling stockholder named herein of up to 1,404,495 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Switch, Inc. We are registering the resale of the shares of Class A Common Stock as required by the terms of an agreement that we entered into with the selling stockholder on November 15, 2021 to settle outstanding litigation between us and the selling stockholder.

Our registration of the shares of Class A Common Stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may offer and sell or otherwise dispose of the shares of Class A Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 6 for more information.

We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder.

The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Class A Common Stock. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering.

You should read this prospectus carefully before you invest.

Our Class A Common Stock is listed on the New York Stock Exchange under the ticker symbol “SWCH.” On November 23, 2021, the last reported sale price for our Class A Common Stock was $26.58 per share.

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 24, 2021.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is offering to sell Class A Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Class A Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

The distribution of this prospectus and the sale of the Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the sale of the Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Class A Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 2. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

References in this prospectus to the “Registrant,” “Switch,” “Company,” “we,” “us,” and “our” refer to Switch, Inc. and its subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and the other documents incorporated by reference in this prospectus. You should carefully consider the risks described in those reports and the other information in this prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain word such as “may,” “will,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Among others, this prospectus, including the documents incorporated herein by reference, contains forward-looking statements relating to:

•	our goals and strategies;

•	our expansion plans, including timing for such plans;

•

our expectation regarding the acquisition of Data Foundry, LLC (“Data Foundry”) and certain real property interests used in connection with Data Foundry’s operations, including any future expansion opportunities in Texas;

•	our future business development, financial condition and results of operations;

•	our board of directors’ decision to pursue our conversion to a real estate investment trust (“REIT”) and to pursue completion of the conversion by January 1, 2023;

•	our anticipated levels of capital expenditures;

•	the expected growth of the data center market;

•	our belief regarding the anticipated impact of COVID-19 and its variants on our business operations;

•	our belief that our financial resources will allow us to manage the anticipated impact of COVID-19 and its variants;

•	our beliefs regarding our design technology and its advantages to our business and financial results;

•	our beliefs regarding opportunities that exist in the data center market due to current industry limitations;

•	our expectations regarding opportunities to grow penetration of existing customers and attract new customers;

•	our beliefs regarding our competitive strengths and the value of our brand;

•	our expectations regarding our revenue streams and drivers and types of future revenue;

•	our expectations regarding our future expenses, including anticipated increases;

•	our expectations regarding demand for, and market acceptance of, our services, including any new services;

•	our expectations regarding our customer growth rate;

•

our beliefs regarding the sufficiency of our cash and access to liquidity, and cash generated from operating activities, to satisfy our working capital and capital expenditures for at least the next 12 months;

•	our intentions regarding sources of financing for our operations and capital expenditures;

•	the network effects associated with our business;

•	our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments;

•	our expectations regarding construction projects and the estimated timelines, additional floorspace, and renewable power available to such data centers;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to successfully enter new markets;

•	our expectations to enter into joint ventures, strategic collaborations and other similar arrangements;

•	our beliefs regarding our ability to achieve reduced variability of power costs as an unbundled purchaser of energy;

•	our beliefs that we have the necessary permits and approvals to operate our business and that our properties are in substantial compliance with applicable laws;

•	our ability to maintain, protect and enhance our intellectual property and not infringe upon others’ intellectual property;

•	our beliefs regarding the adequacy of our insurance coverage;

•	our beliefs regarding the merits of pending litigation or our ability to potentially settle any litigation;

•	our beliefs regarding the effectiveness of efforts to improve our internal control over financial reporting;

•	our expectations regarding payment of dividends;

•	our expectations regarding payments under the Tax Receivable Agreement, contingent upon our taxable income and the applicable tax rate;

•	our expectations regarding the recognition of our remaining performance obligations in future periods;

•	our expectations regarding our interest rate and power swaps;

•	our expectations regarding our ability to realize deferred tax assets; and

•	our expectations regarding the reissuance of retired shares of Class B common stock.

These statements are only our predictions and are based on our current expectations, assumptions and estimates about us and our industry. Forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those contained in forward-looking statements for many reasons, including the risks and uncertainties referred to under the caption “Risk Factors” above and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the risks or uncertainties referred to under the caption “Risk Factors” above and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 17 of this prospectus for information about us and our financial statements.

We are a technology infrastructure company powering the sustainable growth of the connected world and the Internet of Everything. Using our technology platform, we provide solutions to help enable that growth. Our advanced data centers are the center of our platform and provide power densities that exceed industry averages with efficient cooling, while being powered by 100% renewable energy. These exascale data centers address the growing challenges facing the data center industry. Our critical infrastructure components in our data centers are purpose-built to satisfy customers’ needs, drive efficiency and enable the deployment of highly advanced computing technologies.

We presently own and operate five primary campus locations, called Primes, which encompass 16 colocation facilities with an aggregate of up to 5.1 million gross square feet (“GSF”) of space. Our Primes consist of The Core Campus in Las Vegas, Nevada; The Citadel Campus near Reno, Nevada; The Pyramid Campus in Grand Rapids, Michigan; The Keep Campus in Atlanta, Georgia; and The Rock Campus in Austin, Texas, which was launched with our acquisition in June 2021 of all of the equity interests of Data Foundry and certain real property interests used in connection with Data Foundry’s operations.

In addition to our Primes, we held a 50% ownership interest in SUPERNAP International, S.A. (“SUPERNAP International”), which had deployed facilities in Italy and Thailand, until February 2021, when we acquired SUPERNAP International’s 30% ownership interest in SUPERNAP (Thailand) Company Limited (“SUPERNAP Thailand”), the entity which has deployed the facility in Thailand, and sold our ownership interest in SUPERNAP International, thus disposing of our interest in the facility in Italy. We account for our ownership interest in SUPERNAP Thailand under the equity method of accounting.

We currently have more than 1,300 customers, including some of the world’s largest technology and digital media companies, cloud, IT and software providers, as well as financial institutions and network and telecommunications providers. Our ecosystem connects over 350 cloud, IT and software providers and more than 100 network and telecommunications providers. Our business is based on a recurring revenue model comprised of (1) colocation, which includes the licensing and leasing of cabinet space and power and (2) connectivity services, which include cross-connects, broadband services and external connectivity. We consider these services recurring because our customers are generally billed on a fixed and recurring basis each month for the duration of their contract. We generally derive more than 95% of our revenue from recurring revenue and we expect to continue to do so for the foreseeable future. Our non-recurring revenue is primarily comprised of installation services related to a customer’s initial deployment. These services are non-recurring because they are typically billed once, upon completion of the installation.

Our board of directors recently voted unanimously to convert to a REIT and to pursue completion of the conversion by January 1, 2023. We will report material developments and plans from time to time as the key steps for our conversion to a REIT are put in place and completed.

Switch, Inc. is a Nevada corporation formed on June 13, 2017. Our principal executive offices are located at 7135 S. Decatur Boulevard, Las Vegas, Nevada 89118, and our telephone number is (702) 444-4111. Our website address is www.switch.com. We have included our website as a textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the selling stockholder’s sale of the shares of Class A Common Stock described in this prospectus.

SELLING STOCKHOLDER

On November 15, 2021, we entered into a settlement agreement with the selling stockholder (the “Settlement Agreement”) to settle outstanding litigation between us and the selling stockholder that was initially filed on September 7, 2017 in the U.S. District Court for the District of Nevada. Pursuant to the Settlement Agreement, we issued 1,404,495 shares of Class A Common Stock to the selling stockholder and the selling stockholder agreed to dismiss the outstanding litigation with prejudice. Both parties also agreed to release all claims of any nature whatsoever relating to the underlying action. We issued such shares of Class A Common Stock in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. In accordance with our obligations under the Settlement Agreement, we agreed to register the resale of the Class A Common Stock offered by the selling stockholder hereby.

The selling stockholder does not currently hold, and has not held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does the selling stockholder currently have, and has not had within the past three years, any other material relationship with us or any of our predecessors or affiliates.

The information contained in the table below in respect of the selling stockholder has been obtained from the selling stockholder and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the selling stockholder will sell all of the shares of Class A Common Stock owned by it and covered by this prospectus.

Selling stockholder	Class	Number of Shares Beneficially Owned	Percent of Class(1)		Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering

V5 Technologies, LLC, d/b/a/ Cobalt Data Centers(2)	Class A Common Stock	1,404,495		*	1,404,495	0		*

*	Less than one percent
(1)	Percentage ownership calculation is based on 143,677,872 shares of Class A Common Stock outstanding as of November 4, 2021.
(2)

V5 Technologies, LLC is controlled by its controlling member, Cold Data Holdings, LLC, a Nevada limited liability company. Thomas J. DeVore, as manager of Data Center Manager, LLC, a Nevada limited liability company, which is the manager of Cold Data Holdings, LLC, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares. Thomas J. DeVore disclaims any beneficial ownership of the securities held by V5 Technologies, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The mailing address of V5 Technologies, LLC is 1635 Village Center Circle, Suite 100, Las Vegas, NV 89134.

PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each and any sale. The selling stockholder may, from time to time, sell any or all of the shares of Class A Common Stock beneficially owned by it. The selling stockholder will be responsible for any commissions charged by broker-dealers or agents in connection with the sale of any shares covered by this prospectus. The Class A Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144, or pursuant to other available exemptions from registration requirements under this Securities Act, rather than under this prospectus.

The selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder relating to stock manipulation, particularly Regulation M.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Class A Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholder will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of Class A Common Stock by the selling stockholder.

We will pay all expenses incident to the filing of this prospectus and the registration statement of which this prospectus forms a part. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus forms a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to keep the registration of the shares offered hereby effective until the earlier of (i) one year from the issuance of the shares, (ii) the date on which the selling stockholder has sold all of the shares covered by the registration statement of which this prospectus forms a part, or (iii) the first date on which the selling stockholder can sell all of the shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.

Additionally, we have agreed to indemnify the selling stockholder against certain liabilities related to the selling of the Class A Common Stock, including certain liabilities arising under the Securities Act.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution, including (as applicable) to set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, any underwriting discount, commission or other item constituting compensation, and the proposed selling price to the public.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of our capital stock. This description includes not only our Class A Common Stock, but also our Class B common stock, par value $0.001 per share (“Class B Common Stock”), Class C common stock, par value $0.001 per share (“Class C Common Stock”), and preferred stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our amended and restated articles of incorporation and our amended and restated bylaws.

Authorized and Outstanding Shares

Our authorized capital stock currently consists of 750,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B Common Stock, 75,000,000 shares of Class C Common Stock and 10,000,000 shares of blank check preferred stock.

As of November 4, 2021, there were 143,677,872 shares of Class A Common Stock outstanding, 98,330,748 shares of Class B Common Stock outstanding, no shares of Class C Common Stock outstanding, and no shares of our preferred stock outstanding.

Common Stock

Class A Common Stock

Issuance of Class A Common Stock with Common Units

We will undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of Class A Common Stock to the extent necessary to maintain a one-to-one ratio between the number of Common Units (as defined below) we own, and the number of outstanding shares of Class A Common Stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock. “Common Units” refer to the single class of issued common membership interests of our subsidiary Switch, Ltd.

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share. Holders of our Class A Common Stock are not entitled to cumulate their votes in the election of directors. Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our amended and restated articles of incorporation must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of Class A Common Stock share ratably (based on the number of shares of Class A Common Stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A Common Stock with respect to the payment of dividends. Shares of one class or series may be issued as a share dividend in respect of another class or series.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of Class A Common Stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.

Other Matters

No shares of Class A Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Class A Common Stock. Holders of shares of our Class A Common Stock do not have subscription, redemption or conversion rights.

Class B Common Stock

Issuance of Class B Common Stock with Common Units

Shares of Class B Common Stock will only be issued to the extent necessary in connection with the conversion of shares of Class C Common Stock and to maintain a one-to-one ratio between the number of Common Units owned by all holders of Class B Common Stock and the number of outstanding shares of Class B Common Stock owned by all such holders. Shares of Class B Common Stock are cancelled on a one-to-one basis if a holder of shares of Class B Common Stock elects to have its corresponding Common Units redeemed pursuant to the terms of the Fifth Amended and Restated Operating Agreement of Switch, Ltd. (the “Switch Operating Agreement”).

Subject to the restrictions set forth in the Switch Operating Agreement, members of Switch, Ltd. may have their Common Units redeemed for shares of our Class A Common Stock. To the extent that any holder of Class B Common Stock exercises its right pursuant to the Switch Operating Agreement to have its Common Units redeemed by Switch, Ltd., then simultaneous with the payment of, at our election, cash or shares of Class A Common Stock to such holder, we shall cancel for no consideration a number of shares of Class B Common Stock held by such holder equal to the number of its Common Units redeemed or exchanged in such transaction. Such redeemed or exchanged shares shall be retired and shall not be reissued by us.

Voting Rights

Holders of Class B Common Stock are entitled to cast one vote per share. Holders of our Class B Common Stock are not entitled to cumulate their votes in the election of directors.

Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our amended and restated articles of incorporation must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Class B Common Stock do not participate in any dividend declared by the board of directors.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of our Class B Common Stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our amended and restated articles of incorporation and the Switch Operating Agreement, holders of our Class B Common Stock are subject to restrictions on transfer of such shares, including that:

•	the holder will not transfer any shares of Class B Common Stock to any person unless the holder transfers an equal number of Common Units to the same person; and

•	in the event the holder transfers any Common Units to any person, the holder will transfer an equal number of shares of Class B Common Stock to the same person.

Merger, Consolidation, Tender or Exchange Offer

The holders of our Class B Common Stock will have the right to receive, or the right to elect to receive, the same form and amount (on a per share basis) of consideration, if any, as the holders of our Class C Common Stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our common stock. However, in any such event involving consideration in the form of securities, the holders of our Class C Common Stock will be entitled to receive securities that have no more than ten times the voting power of any securities distributed to the holders of our Class B Common Stock.

Other Matters

No shares of Class B Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Class B Common Stock. Holders of shares of our Class B Common Stock do not have subscription, redemption or conversion rights.

Class C Common Stock

No shares of Class C Common Stock are outstanding. We do not have any current plans to issue any additional shares of Class C Common Stock.

Preferred Stock

Our amended and restated articles of incorporation provide that our board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of our assets, which rights may be greater than the rights of the holders of the common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the dividend or liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.

Exclusive Forum for Disputes

Our amended and restated articles of incorporation provide that unless we otherwise consent in writing (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our stockholders, (iii) any action asserting a claim against us or our officers, directors or employees arising pursuant to any provision of Nevada law regarding corporations, mergers, conversion or domestications, or our amended and restated articles of incorporation or amended and restated bylaws or (iv) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine, will have to be brought only in the Eighth Judicial District Court of Clark County, Nevada, or the Nevada Court (the “Nevada Forum Provision”); however, such provision is not expected to apply to claims arising under the Exchange Act or to any other claim for which the federal courts have exclusive jurisdiction. In addition, federal courts have concurrent jurisdiction over claims under the Securities Act. Although we believe the Nevada Forum Provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the Nevada Forum Provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to the Nevada Forum Provision, but investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Effects of Provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares (and to the extent not otherwise retired or reserved) of Class A, B and C Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE in addition to our amended and restated articles of incorporation. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. We do not have any current plans to issue any additional shares of Class C Common Stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated articles of incorporation provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our amended and restated articles of incorporation provide that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of a majority of the directors then in office. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our amended and restated bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or changes in our management.

Our amended and restated bylaws generally permit a stockholder, or group of not more than twenty (20) stockholders, to include up to the greater of two (2) director nominees or twenty percent (20%) of the number of directors in office as of the last day a notice for nomination may be timely received in our proxy materials for annual meetings of our stockholders; provided that the stockholder or group of stockholders has for at least three (3) years owned (as determined by our board of directors) three percent (3%) or more of our outstanding capital stock entitled to vote. Use of the proxy access process to submit stockholder nominees is subject to additional eligibility, procedural and disclosure requirements set forth in our amended and restated bylaws.

Limitations on Stockholder Action by Written Consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Our amended and restated articles of incorporation provide that stockholder action by written consent is permitted so long as the founder members specified therein beneficially own at least 50% of the Class C Common Stock owned by such founder members at the closing of our initial public offering. On November 8, 2019, those founder members converted all of the outstanding Class C Common Stock into shares of Class B Common Stock. Accordingly, all stockholder actions must now be taken at a meeting of our stockholders.

Amendment of Amended and Restated Articles of Incorporation or Bylaws

Nevada law provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that the corporation’s bylaws, including any bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. Our amended and restated articles of incorporation provide that they may be amended by the board of directors, in the manner, and subject to approval by stockholders as, now or hereafter prescribed by statute, except that any amendment to Article 8 regarding the stockholders’ right to act by written consent or Article 11 regarding corporate opportunities will require the affirmative vote of at least two-thirds of the votes which all our stockholders would be entitled to cast in an election of directors. Our amended and restated bylaws provide that they may be amended or repealed by the affirmative vote of a majority of our board of directors or stockholders representing at least two-thirds or more of the votes eligible to be cast in an election of directors.

The foregoing provisions of our amended and restated articles of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Anti-Takeover Effects of Nevada Law

The State of Nevada, where we are incorporated, has enacted statutes that could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. We have not opted out of these statutes.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

•

the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within ten (10) days of the acquisition to provide that the “control share” statute does not apply to the corporation or to the types of existing or future stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds, become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors for monetary damages for any act or omission of a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our amended and restated articles of incorporation do not provide for greater liability of our officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our amended and restated articles of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

In recognition that partners, principals, directors, officers, members, managers and/or employees of the members (including the founder members, non-founder members and former incentive unit holders) of Switch, Ltd. and their affiliates and investment funds, which we refer to as the “Corporate Opportunity Entities,” may serve as our directors and/or officers, and that the Corporate Opportunity Entities may engage in activities or lines of business similar to those in which we engage, our amended and restated articles of incorporation provide for, to the fullest extent permitted under Nevada law, the renouncement by us of all interest and expectancy that we otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to a Corporate Opportunity Entity other than an employee of the Company or any of its subsidiaries. Specifically, none of the Corporate Opportunity Entities has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do or otherwise competing with us. In the event that any Corporate Opportunity Entity that is not an employee of the Company or its subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director of our Company who is also a partner, principal, director, officer, member, manager or employee of any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Corporate Opportunity Entity, we will not have any expectancy in such corporate opportunity. In the event that any director of ours who is not an employee of the Company or any of its subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us we will not have any expectancy in such corporate opportunity unless such potential transaction or matter was expressly offered to such director in his or her capacity as such.

To the fullest extent permitted by Nevada law, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of the Company or its subsidiaries unless (a) the Company or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the amended and restated articles of incorporation, (b) the Company or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity and (c) such transaction or opportunity would be in the same or similar line of business in which the Company or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

By becoming a stockholder in our Company, you will be deemed to have notice of and consented to these provisions of our amended and restated articles of incorporation. Any amendment to the foregoing provisions of our amended and restated articles of incorporation requires the affirmative vote of at least two-thirds of the votes which all our stockholders would be entitled to cast in an election of directors.

Dissenters’ Rights of Appraisal and Payment

Under Nevada law, with certain exceptions, as long as shares of Class A Common Stock are traded on the NYSE, holders of shares of our Class A Common Stock will not have dissenters’ rights to payment of an appraised fair market value for such shares in connection with a plan of merger, conversion or exchange of the Company unless such action requires holders of a class or series of shares to accept for such shares anything other than cash, certain publicly traded shares or securities of certain investment companies redeemable at the option of the holder. To the extent that dissenters’ rights may be available under Nevada law, stockholders who properly request and perfect such rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Nevada Court.

Stockholders’ Derivative Actions

Under Nevada law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action was a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Nevada Court. See “Exclusive Forum for Disputes” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at www.sec.gov. In addition, our SEC filings are available on the “SEC Filings” section of our website at investors.switch.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.

You may request a copy of our filings with the SEC at no cost by writing to our Secretary at our offices at 7135 S. Decatur Blvd., Las Vegas, Nevada 89118.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A Common Stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

(c)

our Current Reports on Form 8-K filed with the SEC on January 13, 2021, February  10, 2021, March  5, 2021, April  7, 2021, May  3, 2021, May  10, 2021, June  7, 2021, June  8, 2021, June  17, 2021, July  8, 2021, July  30, 2021, August  5, 2021, August  18, 2021, October  14, 2021 and November 4, 2021 (not

including any information furnished under Items 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021 in connection with our Annual Meeting of Stockholders held on June 11, 2021; and

(e)

the description of the Class  A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 4, 2017 (File No. 001-38231), together with any amendment thereto filed with the SEC for the purpose of updating such description, as supplemented by the description of our Class  A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Switch, Inc.

Attn: Investor Relations

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Switch, Inc.

1,404,495 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

November 24, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$3,457
Legal fees and expenses	35,000
Accounting fees and expenses	25,000
Miscellaneous	7,500

Total	$70,957

The selling stockholder will not bear any costs, fees or expenses in connection with the registration of the securities registered hereunder. The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Class A Common Stock.

ITEM 15.	Indemnification of Directors and Officers

Nevada law provides us with the power to indemnify any of our directors and officers. Either the director or officer must have conducted himself/herself in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests; a presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation must not have been rebutted; or the acts must not have constituted a breach of a fiduciary duty of such officer or director involving intentional misconduct, fraud or a knowing violation of law. In a criminal action not by us or in our right, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Our amended and restated articles of incorporation that will be in effect on the closing of this offering permit indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by Nevada law, and our amended and restated bylaws that will be in effect on the closing of this offering provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by Nevada law, and provide that we must pay a director’s or officer’s expenses as they are incurred and in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by Nevada law, against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was our director, officer, employee, or agent or is or was serving at our request as a director, officer, employee or agent of Switch, Ltd., or another corporation, partnership, joint venture, trust or other enterprise. At present, there is no pending litigation or proceeding involving a director or officer of Switch regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

ITEM 16.	Exhibits

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of Switch, Inc.	8-K	3.1	10/11/2017

3.2	Amended and Restated Bylaws of Switch, Inc.	10-K	3.2	3/1/2021

5.1*	Opinion of Greenberg Traurig, LLP

23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.

ITEM 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 24th day of November, 2021.

SWITCH, INC.

By:	/s/ Rob Roy
Rob Roy
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rob Roy, Thomas Morton, and Gabe Nacht, and each of them, such person’s true and lawful attorneys-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agent or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rob Roy
Rob Roy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 24, 2021

/s/ Gabe Nacht
Gabe Nacht	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 24, 2021

/s/ Angela Archon
Angela Archon	Director	November 24, 2021

/s/ Jason Genrich
Jason Genrich	Director	November 24, 2021

/s/ Liane Pelletier
Liane Pelletier	Director	November 24, 2021

/s/ Zareh Sarrafian
Zareh Sarrafian	Director	November 24, 2021

/s/ Kimberly Sheehy
Kimberly Sheehy	Director	November 24, 2021

/s/ Donald D. Snyder
Donald D. Snyder	Director	November 24, 2021

/s/ Tom Thomas
Tom Thomas	Director	November 24, 2021

/s/ Bryan Wolf
Bryan Wolf	Director	November 24, 2021